SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C.  20579



     FORM 8-K
     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)March 17, 1994

                    Doskocil Companies Incorporated
     (Exact name of registrant as specified in its charter)

     Delaware                    0-7803                13-2535513
     (State or other          (Commission                (IRS Employer
      jurisdiction of          File Number)        Identification No.)
      incorporation)

     2601 Northwest Expressway, Suite 1000W, Oklahoma City, OK  73112
     (Address of principal executive offices)               (Zip Code)

                              (405)879-5500
     Registrant's telephone number, including area code:


     (Former name or former address, if changed since last report)


     Item 2. Acquisition or Disposition of Assets.
               On March 17, 1994, Doskocil Companies Incorporated (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with International Multifoods Corporation ("IMC") with respect to the purchase of the Frozen Specialty Foods Division ("Frozen Specialty Foods") of IMC (the "Acquisition"). The Company plans to continue to operate Frozen Specialty Foods as a manufacturer of frozen specialty foods. The Company may merge Frozen Specialty Foods with or into the Company or one of the Company's affiliates. The Stock Purchase Agreement is described in the Annual Report on Form 10-K of the Company for the fiscal year ended January 1, 1994 and is attached thereto as
     Exhibit 10.36 and is incorporated herein by reference.

     Item 5. Other Events.
               On March 18, 1994, the Company issued a press release with respect to the Acquisition, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference. The terms of the transaction described in such press release are qualified in their entirety by reference to the Stock Purchase Agreement.

               The Company is contemplating entering into an employment agreement with Robert S. Wright, President of the Prepared Foods Division of IMC, with respect to Mr. Wright's employment with the Company with responsibility for managing Frozen Specialty Foods. Mr. Wright's employment with the Company is subject to the negotiation and execution of a definitive employment agreement.

     Item 7. Financial Statements and Exhibits.
               (a) Financial Statements of Business Acquired.
                    The balance sheets of the Frozen Specialty Foods Business (a unit of the Prepared Foods Division of International Multifoods Corporation) as of November 27, 1993, February 27, 1993 and February 29, 1992 and the related statements of earnings and cash flows for the nine months ended November 27, 1993 and the years ended February 27, 1993 and February 29, 1992, together with the Independent Auditors' Report of KPMG Peat Marwick thereon, are attached hereto as Exhibit 2 and are incorporated herein by reference.

               (b) Pro Forma Financial Information.
                    The following pro forma condensed consolidated balance sheet has been prepared assuming the Acquisition had been consummated on January 1, 1994. The pro forma condensed consolidated balance sheet includes the historical consolidated accounts of the Company as of January 1, 1994 and Frozen
     Specialty Foods as of November 27, 1993.

               The following pro forma condensed consolidated statement of operations for the fiscal year ended January 1, 1994 has been prepared assuming the Acquisition had been consummated on January 3, 1993. The pro forma condensed consolidated statement of operations includes the historical consolidated results of operations of the Company for the fiscal year ended January 1, 1994 and the historical results of Frozen Specialty Foods for the twelve months ended November 27, 1993.

               The pro forma combined results of operations are not necessarily indicative of results of operations that would have resulted had the Acquisition actually occurred on January 3, 1993 nor are the pro forma combined results of operations necessarily indicative of future results of operations.

               These statements should be read in conjunction with the January 1, 1994 Consolidated Financial Statements of the Company and the financial statements of Frozen Specialty Foods included herewith.


                      DOSKOCIL COMPANIES INCORPORATED
               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               (IN THOUSANDS)


                                Historical

                         Doskocil      Frozen
                         Companies     Specialty
                         Incorporated  Foods
                         January       November         Pro Forma Adjustments   Pro Forma
                         1, 1994       27, 1993         Increase    Decrease    Combined

      Assets
 Current Assets:
  Cash and cash
   equivalents          $   6,203     $      5                                   $  6,208
  Receivables              36,283        9,401                          53(a)      45,631
  Inventory                39,984       23,083                         179(b)      62,888
  Other current assets      2,101        2,450                       1,836(c)       2,715
    Total
     current assets        84,571       34,939                                    117,442

 Property, plant and
  equipment, net           77,678       45,284          9,516(d)                  132,418

 Intangible and other
  assets, net             154,632       29,820         62,757(e)    29,820(e)     220,038
                                                        4,185(f)     1,536(f)

    Total assets         $316,881      $110,043                                  $469,958

 Liabilities and
  Stockholders' Equity
 Current liabilities:                                   Decrease    Increase
  Current maturities
   of long-term debt    $   2,330     $     171          171(g)     14,600(h)      16,930
  Accounts payable         10,357         5,429                                    15,786
  Accrued liabilities      40,732         7,576        2,492(g)                    45,816
    Total current
     liabilities           53,419        13,176                                    78,532

 Long-term debt           127,906           172          172(g)    129,500(h)     257,406

 Other long-term
  liabilities              79,987        16,028       16,028(i)                    79,987

 Stockholders' equity:
  Common stock                 79           ---                                        79
  Other stockholders'
   equity                  55,490        80,667       80,667(j)                    53,954
                                                       1,536(f)

    Total stockholders'
     equity                55,569        80,667                                    54,033

    Total liabilities
     and stockholders'
     equity              $316,881      $110,043                                  $469,958


     See accompanying notes to the Pro Forma Condensed Consolidated Balance Sheet

                       DOSKOCIL COMPANIES INCORPORATED
           NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

  Note 1.   Basis of Presentation

            The pro forma condensed consolidated balance sheet has been prepared assuming the Acquisition had been consummated on January 1, 1994 and includes the historical consolidated accounts of the Company as of January 1, 1994 and Frozen Specialty Foods as of November 27, 1993. The Acquisition has been accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16, and, accordingly, the purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on information available to management and preliminary estimates of fair value.

  Note 2.   Allocation of Purchase Price

            The excess of purchase price over the net book value of tangible assets acquired was calculated as follows (in thousands):

            Purchase price:
              Cash to be paid (bank term loan)               $138,100
              Direct cost of acquisition                        1,815
              Liabilities assumed                              10,513
                 Total purchase price                         150,428
              Less: Net book value of tangible
                    assets acquired                           (78,387)
              Excess of purchase price over the
                    net book value of tangible
                    assets acquired                          $ 72,041

            The excess of purchase price over the net book value of assets acquired was allocated as follows (in thousands):

            Accounts receivable                                $  (53)
            Inventory                                            (179)
            Property, Plant and Equipment                       9,516
            Intangible assets (primarily goodwill)             62,757
                                                              $72,041

  Note 3.   Pro Forma Adjustments

       (a) To reduce accounts receivable to estimated fair value based on a preliminary valuation.

       (b) To decrease inventory to estimated fair value based on a preliminary valuation.

       (c)  To adjust for assets not acquired by the Company.

       (d) To increase property, plant and equipment to estimated fair value based on a preliminary valuation.

       (e) To eliminate historical goodwill and to record the fair value of identifiable intangible assets acquired and the excess of cost over the fair value of tangible and intangible assets acquired (goodwill).

       (f) To record estimated debt issue cost relating to the term loan and new revolving line of credit and write off unamortized debt issue costs relating to the old revolving line of credit.

       (g)  To adjust for liabilities not assumed by the Company.

       (h) To record the additional bank debt to be incurred to finance the Acquisition, and the estimated current maturities of such debt.

       (i) To eliminate deferred income taxes and liabilities not assumed by the Company.

       (j)  To eliminate the acquired company's net equity.



                      DOSKOCIL COMPANIES INCORPORATED
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                      DOSKOCIL COMPANIES INCORPORATED
               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               (IN THOUSANDS)


                                Historical

                                       Frozen
                         Doskocil      Specialty
                         Companies     Foods
                         Incorporated  12 months
                         Year ended    ended
                         January       November         Pro Forma Adjustments   Pro Forma
                         1, 1994       27, 1993         Increase    Decrease    Combined

 Net sales              $648,207      $183,330                                  $831,537

 Cost of sales           537,530       129,802                      1,465(a)     665,867

  Gross profit           110,677        53,528                                   165,670

 Selling expenses         60,930        34,457              9(a)                  95,396

 General and
  administrative
  expenses                26,567         5,475                        277(a)      31,765

 Amortization of
  intangible assets        6,183         1,638          1,569(b)    1,638(b)       7,752

 Provision for plant
  closings                   500            --                                        500

   Operating income       16,497        11,958                                     30,257

 Other income (expense):

   Interest and
    financing costs      (13,849)          (28)         6,865(c)       28(c)     (21,170)
                                                          698(d)      242(d)

     Other, net              178            80                                       258

 Income before income
  taxes and cumulative
  effect of changes in
  accounting               2,826        12,010                                     9,345

   Income taxes             (419)       (5,044)                     2,196(e)      (3,267)

 Income before
  cumulative effect of
  changes in accounting $  2,407     $   6,966                                 $   6,078

 Earnings per share
  (Income before
  cumulative
  effect of changes
  in accounting)        $    .32                                               $     .82


See accompanying notes to the Pro Forma Condensed Consolidated Statement of Operations


                     DOSKOCIL COMPANIES INCORPORATED
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Note 1.   Basis of Presentation

          The pro forma condensed consolidated statement of operations for the fiscal year ended January 1, 1994 has been prepared assuming the Acquisition had been consummated on January 3, 1993 and includes the historical consolidated results of operations of the Company for the fiscal year ended January 1, 1994 and the historical results of Frozen Specialty Foods for the twelve months ended November 27, 1993. The pro forma combined results of operations are not necessarily indicative of results of operations that would have resulted had the Acquisition actually occurred on January 3, 1993 nor are they necessarily indicative of future results of operations.

          The pro forma combined statement of operations does not give effect to the loss on early extinguishment of debt resulting from the consummation of a new bank term loan and revolving line of credit and early extinguishment of the existing revolving line of credit. The estimated loss of $3.1 million, which will be reduced by income taxes (assuming a statutory (federal and state) tax rate of 40%) of $1.2 million, resulting from the early extinguishment of this debt, will be recorded as an extraordinary item during the period the debt is extinguished (second quarter of fiscal 1994).

Note 2.   Pro Forma Adjustments

     (a) To record the net change in depreciation based on the fair value of depreciable assets over their historical cost, using the straight line method over their estimated useful lives.

     (b) To record amortization of goodwill attributable to the acquisition over a period of 30 years and eliminate amortization of the historical goodwill.

     (c) To record additional interest attributable to the increase in bank debt to finance the acquisition and eliminate interest on debt which will not be assumed by the Company and debt which will be extinguished.

     (d) To record amortization of debt issue costs over the term of the new bank debt and eliminate amortization of debt issue costs attributable to debt which will be extinguished.

     (e) To record the tax benefit attributable to the net pro forma adjustments based on the statutory (federal and state) tax rate of 40%. The effective tax rate in future years is expected to be in excess of the statutory rate due to non-deductible amortization of previously recorded intangible assets.

     (f) The weighted average number of common and common equivalent shares used in the pro forma earnings per share computation were 7,419,000 (historical).

               (c) Exhibits.
                    (1) Form of Press Release issued by the Company on March 18, 1994.

                    (2) Financial Statements of the Frozen Specialty Foods Business (A Unit of the Prepared Foods Division of
     International Multifoods Corporation), November 27, 1993,
     February 27, 1993 and February 29, 1992 (With Independent
     Auditors' Report Thereon).

     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DOSKOCIL COMPANIES INCORPORATED

                                   By:/s/ William L. Brady
                                      William L. Brady
                                      Vice President and Controller

     Dated April 1, 1994


     EXHIBIT INDEX
      EXHIBIT                   DESCRIPTION                PAGE NO.
      NUMBER

      1              Form of Press Release issued by    13
                     the Company on March 18, 1994

      2              Financial Statements of the        16
                     Frozen Specialty Foods Business
                     (A Unit of the Prepared Foods
                     Division of International
                     Multifoods Corporation), November
                     27, 1993, February 27, 1993 and
                     February 29, 1992 (With
                     Independent Auditors' Report
                     Thereon)


     Exhibit 1

          OKLAHOMA CITY, Okla. -- March 18, 1994 -- Doskocil Companies Incorporated (NASDAQ:DOSK) today announced the signing of a definitive agreement to purchase the Frozen Specialty Foods division of International Multifoods Corporation (NYSE:IMC) for approximately $135 million, subject to customary purchase price adjustments. The acquisition provides Doskocil with leading market positions in fast-growing segments of the foodservice market and furthers the company's strategy of gaining dominant positions in the food processing industry.
          The company has received a commitment from Chemical Bank to provide financing for the transaction.
          Frozen Specialty, with 1993 revenues of approximately $185 million, is a processor and marketer of prepared frozen food products primarily for the foodservice and consumer markets. These include ethnic foods, the fastest growing category within the foodservice industry, as well as appetizers, entrees and portion meats. Frozen Specialty's ethnic products include Mexican and Italian foods such as burritos and pasta. The majority of these products is sold to the foodservice industry; a portion of the Mexican products is also sold to the retail industry.
          Robert S. Wright, president of Multifoods' Prepared Foods division, will join Doskocil and will have responsibility for the ongoing operation of the business.
          Commenting on the acquisition, John T. Hanes, Chairman, President and Chief Executive Officer, stated, "The addition of Multifood's Frozen Specialty division enhances Doskocil's foodservice business with leadership positions in the Mexican and Italian segments and builds on our strengths in pepperoni and pizza toppings. Further, Frozen Specialty's lines complement our own leadership role within other products in the foodservice, retail and deli markets. The acquisition marks an important step in Doskocil's strategic transition from the meat processing business to the broader food processing market."
          Mr. Hanes continued, "Headed by strong senior management, Frozen Specialty has essentially run on a stand-alone basis within International Multifoods. We are pleased that Bob Wright will remain at the helm, helping to ensure a smooth transition and the continued growth and success of Frozen Specialty's product-line."
          Consummation of the acquisition is subject to certain conditions including, among other things, the expiration of termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.
          Separately, Doskocil confirmed that its search for a new Chief Executive Officer continues and that John Hanes, who announced his retirement in October 1993, will remain as CEO until his successor has been identified and an orderly transition plan established.
          Doskocil produces, markets and distributes branded and processed meat products under proprietary brand names that include Wilson Foods(R), Corn King(R), Wilson's Continental Deli(R), American Favorite (TM), Doskocil Foods(TM) and Jefferson Meats(TM). The company's products include pepperoni, beef and pork toppings marketed to the pizza industry as well as boneless hams, sausage, bacon and other branded and processed meat products for the foodservice, delicatessen and retail markets.

     CONTACT:  Doskocil Companies Incorporated, Oklahoma City
               John Hanes, 405/879-5400
                         or
               Morgen-Walke Associates Inc., New York
               Naomi Rosenfeld/Eileen English
                    Media contact:  Stephanie Ferrell, 212/850-5600

          (END)




          Exhibit 2


                    FROZEN SPECIALTY FOODS BUSINESS
                         (A UNIT OF THE PREPARED FOODS DIVISION
                         OF INTERNATIONAL MULTIFOODS CORPORATION)
                    Financial Statements
                    November 27, 1993, February 27, 1993
                         and February 29, 1992
                    (With Independent Auditors' Report Thereon)


     [Letterhead of KPMG Peat Marwick]

     Independent Auditors' Report

     The Board of Directors
     International Multifoods Corporation:

     We have audited the accompanying balance sheets of the Frozen Specialty Foods Business (a unit of the Prepared Foods Division of International Multifoods Corporation) as of November 27, 1993, February 27, 1993 and February 29, 1992 and the related statements of earnings and cash flows for the nine months ended November 27, 1993 and the years ended February 27, 1993 and February 29, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Frozen Specialty Foods Business (a unit of the Prepared Foods Division of International Multifoods Corporation) as of November 27, 1993, February 27, 1993 and February 29, 1992, and the results of its operations and its cash flows for the nine months ended November 27, 1993 and the years ended February 27, 1993 and February 29, 1992 in conformity with generally accepted accounting principles.

     As discussed in notes 1 and 11 to the financial statements, the Company adopted the provisions of the Financial Accounting
     Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in the nine months ended
     November 27, 1993.

     As discussed in note 9 to the financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, in the year ended February 29, 1992.
                                              /s/KPMG Peat Marwick

     Orange County, California
     February 21, 1994


                      FROZEN SPECIALTY FOODS BUSINESS
                   (A UNIT OF THE PREPARED FOODS DIVISION
                 OF INTERNATIONAL  MULTIFOODS CORPORATION)

                               Balance Sheets

                               (In thousands)

                                       November  February  February
                                       27, 1993  27, 1993  29, 1992
                        Assets
      Current assets:
       Cash                       $          5         4         4
       Trade accounts
        receivable, net                  9,401    10,281    10,911
       Inventories                      23,083    19,986    18,172
       Other current assets              2,450     2,549     2,327

          Total current assets          34,939    32,820    31,414

      Property, plant and equipment,
       net                              45,284    46,990    48,747
      Intangibles, net                  29,820    31,049    32,681

          Total assets              $  110,043   110,859   112,842

      Liabilities and Investment and Advances by Parent

      Current liabilities:
       Current portion of long-term
        debt                        $      171       171       572
       Accounts payable                  5,429     5,919     6,500
       Accrued expenses                  7,576     7,008     8,193

          Total current liabilities     13,176    13,098    15,265

      Long-term debt, net of
       current portion                     172       172       343
      Deferred income taxes              9,807     5,548     4,552
      Employee benefits and other
       non-current liabilities           6,221     6,943     7,502

          Total liabilities             29,376    25,761    27,662

      Investment and advances by
       parent                           80,667    85,098    85,180

      Commitments and contingencies

          Total liabilities and
           investment and advances
           by partent               $  110,043   110,859   112,842

     See accompanying notes to financial statements.


                      FROZEN SPECIALTY FOODS BUSINESS
                   (A UNIT OF THE PREPARED FOODS DIVISION
                  OF INTERNATIONAL MULTIFOODS CORPORATION)

                           Statements of Earnings

                               (In thousands)

                                        Nine
                                       Months       Year Ended
                                       Ended
                                      November  February  February
                                      27, 1993  27, 1993  29, 1992

      Net sales                     $  138,329   187,610   184,311

      Cost of Sales                     96,796   132,557   130,838

        Gross profit                    41,533    55,053    53,473

      Selling expenses                  27,325    34,611    34,494

      General and administrative
       expenses                          3,898     5,065     5,196

      Amortization of intangibles        1,229     1,632     2,020

      Other Income                         (60)     (185)     (280)

      Interest expense                      21        72        17

       Earnings before income taxes
        and cumulative effect
        of accounting changes            9,120    13,858    12,026

                                         3,841     5,488     4,921
      Income taxes
       Earnings before cumulative
        effect of accounting changes     5,279     8,370     7,105

      Cumulative effect of accounting
       changes (net of income taxes of
       $1,072 in fiscal 1992)            4,060         -     1,608

       Net earnings                   $  1,219     8,370     5,497

     See accompanying notes to financial statements.


                      FROZEN SPECIALTY FOODS BUSINESS
                   (A UNIT OF THE PREPARED FOODS DIVISION
                  OF INTERNATIONAL MULTIFOODS CORPORATION)

                          Statements of Cash Flows

                               (In thousands)

                                           Nine
                                          Months       Year Ended
                                          Ended
                                         November  February  February
                                         27, 1993  27, 1993  29, 1992


      Cash flows from operations:
       Net earnings                   $    1,219     8,370     5,497
       Adjustments to reconcile net
        earnings to net cash flows
        from operations:
          Depreciation and
           amortization                    5,102     6,778     5,918
          Cumulative effect of
           accounting changes              4,060         -     1,608
          Deferred income tax expense
           (benefit)                         162     1,197    (1,974)
          Gain on property disposals         (22)     (142)        -
          Changes in operating assets
           and liabilities:
            (Increase) decrease in
             accounts receivable             880       630      (277)
            (Increase) decrease in
             inventories                  (3,097)   (1,814)      742
            (Increase) decrease in
             other current assets            136      (423)     (594)
            Increase (decrease) in
             accounts payable               (490)     (581)    2,143
            Increase (decrease) in
             accrued expenses                568    (1,185)     (312)
            Increase (decrease) in
             employee benefits and
             other non-current
             liabilities                    (722)     (559)     (137)

            Net cash flows provided
             by operations                 7,796    12,271    12,614

      Cash flows from investing activities:
       Capital expenditures               (2,183)   (3,417)  (10,766)
       Proceeds from property
        disposals                             38       170        26

            Net cash flows used for
             investing                    (2,145)   (3,247)  (10,740)

      Cash flows from financing activities:
       Decrease in intercompany
        account                           (5,650)   (8,452)   (1,875)
       Payments on long-term debt              -      (572)        -

            Net cash flows used for
             financing                    (5,650)   (9,024)   (1,875)

      Increase (decrease) in cash              1         -        (1)

      Cash at beginning of period              4         4         5

      Cash and at end of period       $        5         4         4

     See accompanying notes to financial statements.


                      FROZEN SPECIALTY FOODS BUSINESS
                 (A UNIT OF THE PREPARED FOODS DIVISION OF
                   INTERNATIONAL MULTIFOODS CORPORATION)

                       Notes to Financial Statements

                   November 27, 1993, February  27, 1993
                           and February 29, 1992
                               (In thousands)

     (1)  Summary of Significant Accounting Policies

          General Information and Basis of Presentation

          Frozen Specialty Foods Business ("Frozen Specialty" or the "Company") is a unit of the Prepared Foods Business Division (the "Division") of International Multifoods Corporation ("Multifoods" or the "Corporation"). Frozen Specialty is a nationwide processor of prepared frozen foods products for the United States foodservice and consumer markets.

          The accompanying financial statements do not necessarily reflect the financial position and results of operations of Frozen Specialty in the future, or what the financial position and results of operations would have been had it been an independent entity during the periods presented.

          Fiscal Period

          The Company's fiscal periods end on the last Saturday of the month.

          Revenue Recognition

          Revenue is recognized at the time of shipment to the customer.

          Inventories

          Inventories are stated at the lower of cost (first-in, first-out) or market (replacement or net realizable value).

          Property, Plant and Equipment

          Property, plant and equipment is stated at cost. Depreciation on plant and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or estimated useful lives of the related assets.

          Intangibles

          Intangibles represents the excess of cost of business acquired over the fair market value of net tangible and identifiable intangible assets. Intangibles are amortized on a straight-line basis over not more than a 40-year period.

          Income Taxes

          In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company adopted SFAS 109 March 1, 1993 which resulted in a cumulative effect of a change in the method of accounting for income taxes of $4,060 for the nine months ended November 27, 1993.

          Under the deferred method applied in prior years, deferred taxes were recognized using the tax rate applicable to the year of the calculation and were not adjusted for subsequent changes in tax rates.


     (2)  Supplemental Asset and Liability Information

                                         November  February  February
                                         27, 1993  27, 1993  29, 1992
      Accounts receivable, net:
           Trade                       $   9,507    10,384    11,014
           Allowance for doubtful
            accounts                        (106)     (103)     (103)

             Total accounts
              receivable, net          $   9,401    10,281    10,911

      Inventories:
           Raw materials               $   4,283     4,797     5,177
           Finished and in-process
            goods                         15,745    12,005     9,871
           Packaging and supplies          3,055     3,184     3,124

              Total inventories        $  23,083    19,986    18,172

      Property, plant and equipment, net:
           Land                        $   5,352     5,352     5,237
           Buildings and improvements     28,110    27,903    26,796
           Machinery and equipment        35,235    35,062    33,747
           Improvements in progress        2,933     1,355     1,490

                                          71,630    69,672    67,270

           Accumulated depreciation
            and amortization             (26,346)  (22,682)  (18,523)

              Total property, plant
               and equipment, net      $  45,284    46,990    48,747

      Accounts payable:
           Trade                       $   5,180     5,654     5,856
           Other                             249       265       644

              Total accounts payable   $   5,429     5,919     6,500

      Accrued expenses:
           Accrued promotions          $   1,731     1,545     1,199
           Accrued vacation                1,304     1,171     1,171
           Casualty claims                 1,702     1,944     3,051
           Brokerage accruals                945       969     1,161
           Accrued wages and salaries        793       582       556
           Other accrued expenses          1,101       797     1,055

              Total accrued expenses   $   7,576     7,008     8,193

     (3)  Long-term Debt

          Long-term debt, net of current portion, consists of a $915 note payable issued in connection with the acquisition of certain assets. Interest is payable quarterly and accrues at 8% per annum. Principal was payable in three consecutive annual installments through December 30, 1994 and one $400 payment on February 1, 1993.

     (4)  Investment and Advances by Parent

          Investment and advances by parent represents Multifoods' ownership interest in the recorded net assets of Frozen
          Specialty. All cash transactions and intercompany transactions flow through this account. A summary of the activity is as follows:

                                         November  February  February
                                         27, 1993  27, 1993  29, 1992

          Balance at beginning of
           period                      $   85,098    85,180    81,558
           Net earnings                     1,219     8,370     5,497
           Net intercompany activity       (5,650)   (8,452)   (1,875)

              Balance at end of period $   80,667    85,098    85,180

     (5)  Leases

          The Company leases certain plant, office space and equipment for varying periods. Management expects that, in the normal course of business, leases will be renewed or replaced by other leases.

          The following is a schedule of future minimum lease payments for operating leases that had initial or remaining noncancelable lease terms in excess of one year as of November 27, 1993:

                    Fiscal
                    1994         $  197
                    1995            418
                    1996            168
                    1997             31
                                 $  814

          Rental expense amounted to $1,633, $2,268 and $3,145 for the nine months ended November 27, 1993 and the years ended
          February 27, 1993 and February 29, 1992, respectively.

     (6)  Contingencies

          There were no contingencies or litigation as of November 27, 1993 that, in the opinion of management, relate to and would have had a material adverse effect on Frozen Specialty.

     (7)  Related Party Transactions

          Transactions with Multifoods includes certain disbursements by Multifoods made on behalf of Frozen Specialty and charges for certain operating expenses.

          Expenses are charged based upon the specific identification of applicable costs, and in certain instances, a proportional cost allocation. Management believes that the basis of all such charges is reasonable. The amount of operating expenses charged by Multifoods to Frozen Specialty are as follows:

                                           Nine
                                          Months       Year Ended
                                          Ended
                                         November  February  February
                                         27, 1993  27, 1993  29, 1992


           Cost of sales                 $  1,443     2,059     3,003
           Selling expenses                   542       676     1,064
           General and administrative         361       471       738

                                         $  2,346     3,206     4,805

          Sales to and purchases from other Multifoods business units amounted to the following for each period presented:

                                           Nine
                                          Months       Year Ended
                                          Ended
                                         November  February  February
                                         27, 1993  27, 1993  29, 1992


           Sales                        $   2,209     2,707     2,366

           Purchases                    $   1,219       461       589

     (8)  Retirement Plans

          Multifoods has two defined benefit pension plans covering substantially all employees of Frozen Specialty. Benefits are based on the final average salary for salaried employees and years of credited service for hourly employees. The plans are generally funded by contributions to tax-exempt trusts in amounts estimated sufficient to provide assets to cover the plans' benefits. Plan assets consist principally of listed equity securities, fixed income securities and cash equivalents. The pension expense (benefit) recorded for Frozen Specialty for the nine months ended November 27, 1993 and the years ended February 27, 1993 and February 29, 1992, was $(126), $(201) and $30, respectively. The information required to determine the total amount of accumulated benefits and net assets for Frozen Specialty is not readily available.

          Multifoods sponsors a defined contribution plan that covers salaried, sales and certain hourly employees at Frozen Specialty. Multifoods makes contributions equal to 50% of the employee's contribution subject to certain limitations. Employer contributions for Frozen Specialty employees totaled $223, $221 and $155 for the nine months ended November 27, 1993 and the years ended February 27, 1993 and February 29, 1992, respectively.

     (9)  Postretirement Health and Life Insurance Benefits

          The Company provides postretirement health and life insurance benefits for retirees who meet minimum age and service requirements. The costs of the life insurance benefits are funded over the employees' active working lives through contributions to an insurance continuation fund maintained by an insurance company. Health care benefits for retired employees are funded through an insurance company, the funding of which is on a pay-as-you-go basis in accordance with the actual claims paid plus administrative expenses.

          In fiscal 1992, the Company adopted Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, (SFAS 106). SFAS 106 requires an employer to recognize the cost of retiree health and life insurance benefits over the employees' period of service. Prior to fiscal 1992, expense was recognized equal to the funding of the plans. The cumulative effect as of March 1, 1991 of adopting SFAS 106 was a one-time charge to net earnings of $1,608.

          During fiscal 1993, certain of the Company's postretirement health benefit plans were amended resulting in a decrease in accumulated benefit obligations and service and interest costs.

          The periodic postretirement expense (benefit) under SFAS 106 was as follows:

                                           Nine
                                          Months       Year Ended
                                          Ended
                                         November  February  February
                                         27, 1993  27, 1993  29, 1992


           Service costs                   $   84       138       218
           Interest costs                      48        84       240
           Amortization of unrecognized
            effect from plan amendments      (142)     (131)        -

                Net postretirement
                   expense (benefit)       $  (10)       91       458

          The information required to determine the components of accrued postretirement cost for Frozen Specialty is not readily available. The total accrued postretirement cost at November 27, 1993, February 27, 1993 and February 29, 1992 was $3,219, $3,229 and $3,138, respectively.

          The assumed annual rate of future increases in per capita cost of health care benefits ranged from 4% to 8% for each of the next 10 years and 4% thereafter. These trend rates reflect the Company's prior experience, plan provisions and management's expectation of future rates. The weighted average discount rates used in determining the accumulated benefit obligation were 7.25%, 8.0% and 8.5% for the nine months ended November 27, 1993 and for the years ended February 27, 1993 and February 29, 1992, respectively. The information to determine the impact on the accumulated benefit obligation and the service and interest cost of a 1% increase in the health care cost is not readily available for Frozen Specialty.

     (10) Concentration of Risks

          At November 27, 1993, February 27, 1993 and February 29, 1992, receivables from a distributor totaled $1,449, $1,912 and $1,406, respectively. No single customer accounted for more than 10% of total revenue for the nine months ended November 27, 1993 and the years ended February 27, 1993 and February 29, 1992.

     (11) Income Taxes

          The Company files a consolidated federal income tax return with Multifoods and is allocated a federal tax provision as if the Company filed a separate return. The state tax praovision is allocated by applying a weighted-average state tax rate to the Company's federal taxable income.
          Additional tax provision items pertaining to the Company are maintained in the Multifoods financial statements.

          Income tax expense, excluding the tax on the cumulative effect of an accounting change for the year ended February 29, 1992, was allocated as follows:

                                                    Federal   State  Total

          Nine months ended November 27, 1993:
             Current expense                    $     2,931     595  3,526
             Deferred expense                           294      21    315

                  Total tax expense             $     3,225     616   3,841

          Year ended February 27, 1993:
             Current expense                    $     3,590     734   4,324
             Deferred expense                         1,034     130   1,164

                  Total tax expense             $     4,624     864   5,488

          Year ended February 29, 1992:
             Current expense                    $     3,294     673   3,967
             Deferred expense                   $       855      99     954

                  Total tax expense             $     4,149     772   4,921

          As discussed in note 1, the Company adopted SFAS 109 as of March 1, 1993, and the cumulative effect of this change is reported in the statement of earnings for the nine months ended November 27, 1993. Prior years' financial statements have not been restated to apply the provisions of SFAS 109.

          Deferred income tax expense for the nine months ended November 27, 1993 reflects the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. These temporary differences are determined in accordance with SFAS 109 and are more inclusive in nature than timing differences as determined under previously applicable accounting principles.

          Temporary differences which give rise to deferred tax assets and liabilities as of November 27, 1993 are as follows:

                                               Deferred       Deferred Tax
                                              Tax Assets      Liabilities

          Depreciation and amortization        $      -           (12,566)
          Inventory valuation methods                852                -
          Casualty claims accrual                  1,845                -
          Postretirement health
           and life insurance                      1,262                -
          Other accrued expenses                     495                -
          Other, not individually significant        147               (7)

                   Subtotal                        4,601          (12,573)

          Valuation allowance                       -                 -

                   Total deferred taxes          $ 4,601          (12,573)

          During fiscal 1993 and 1992 deferred income taxes were provided for timing differences in recognition of revenue and expenses for tax and financial statement purposes. Principally, these items consisted of the following:

                                             Fiscal 1993       Fiscal 1992

          Depreciation and amortization          $   722               968
          Inventory valuation methods                (32)              (63)
          Casualty claims accrual                    670               380
          Postretirement health and life
           insurance accrual                         (36)             (183)
          Other accrued expenses                     (33)             (115)
          Other, not individually significant       (127)              (33)

               Total deferred tax expense        $ 1,164               954


          The effective tax rate varied from the U.S. federal statutory tax rate as follows:

                                        Nine
                                       Months             Year Ended
                                       Ended
                                      November      February       February
                                      27, 1993      27, 1993       29, 1992

      U.S. federal statutory
       tax rate                        35.0%          34.0            34.0

      Differences:
       State and local income tax       4.4            4.1             4.2
       Efffect of intangibles           1.4            1.3             2.2
       Tax rate change                  2.0              -               -
       Other, not individually
        significant                    (0.7)           0.2             0.5

              Effective tax rate       42.1%          39.6            40.9

     Payments for income taxes allocated through investment and advances by parent totaled $3,500, $4,300 and $4,000 for the nine months ended November 27, 1993 and for the years ended
     February 27, 1993 and February 29, 1992, respectively.